CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	FRIDAY, FEBRUARY 3, 2012
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. EXECUTIVE
ANNOUNCES PLAN TO RETIRE

Dubuque, Iowa, February 3, 2012-Heartland Financial USA, Inc. (NASDAQ: HTLF) today announced the planned retirement of Mr. Melvin E. Miller, who serves as Executive Vice President and Chief Investment Officer. Miller joined Heartland and its Dubuque Bank and Trust subsidiary in 1984 as a part-time investment officer. Prior to joining Dubuque Bank and Trust, Mr. Miller served as professor and Chairman of the Accounting and Business Department at Loras College in Dubuque.

Mr. Miller's retirement will be effective August 1, 2012. The company will evaluate both internal and external candidates for his replacement.

As an advocate for Social Responsibility Investing (SRI), Miller spearheaded development of an SRI investment policy for the bank's Wealth Management Group, which became one of the first in the country to adopt such a policy. Until 2008, he served in the dual roles of overseeing the investment management function for the Wealth Management Group while heading the investment department at Heartland.

“Twenty eight years ago, Mel came to us with a deep knowledge and love of equity investing,” said Lynn B. Fuller, Chairman, President and CEO of Heartland. “He picked up the business of banking very well and mentored excellent talent behind him. Along the way, he provided strategic and thoughtful insight as a member of our Senior Management and Strategic Council teams. Moreover, Mel is well-liked as an individual and admired for his asset/liability management skills and business sense.”

During his time at DB&T and Heartland, Miller earned his designation as a Chartered Financial Analyst (CFA). He also initiated numerous enhancements to the company's investment management systems and earned a reputation as a keen investment strategist. His success in understanding economic implications has fostered an exceptional reputation at the national level.

“On behalf of the Board of Directors, shareholders and employees, we wish Mel and his wife, Marie, the very best in retirement,” Fuller said. “Mel's experience and knowledge of investments, the economy and asset liability management will certainly be missed.”

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $4.3 billion diversified financial services company providing banking, mortgage, wealth management, insurance and consumer finance services to individuals and businesses. Heartland currently has 61 banking locations in 42 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota as well as mortgage loan production offices in California, Nevada and Texas. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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